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Exhibit 11.


CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 16 to the registration statement on Form N-1A (the "Registration Statement") of our report dated November 12, 1996, relating to the financial statements and financial highlights of Westwood Equity Fund, Westwood Intermediate Bond Fund, and Westwood Balanced Fund (constituting The Westwood Funds), which appears in such Statement of Additional Information, and to the incorporation by reference of our report into the Prospectus which constitutes part of this Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in the Prospectus and under the headings "Custodian, Transfer and Dividend Disbursing Agent, Counsel and Independent Accountants" and "Financial Statements" in the Statement of Additional Information.



PRICE WATERHOUSE LLP
1177 Avenue of the Americas
New York, NY 10036
April 1, 1997